Exhibit (a)(1)(E)

Letter to Clients with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Reis, Inc.

a Maryland corporation

at

$23.00 Net Per Share

Pursuant to the Offer to Purchase

Dated September 13, 2018

by

Moody’s Analytics Maryland Corp.

a wholly-owned subsidiary of

Moody’s Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON OCTOBER 12, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

September 13, 2018

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 13, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Moody’s Analytics Maryland Corp., a Maryland corporation (“Purchaser”) and a wholly-owned subsidiary of Moody’s Corporation, a Delaware corporation (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.02 per share (the “Shares”), of Reis, Inc., a Maryland corporation (“Reis”), at a price of $23.00 per Share, net to the holder in cash, without interest (the “Offer Price”) and subject to any withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Each Share owned by any of Reis’s wholly-owned subsidiaries or by Parent or any of its subsidiaries (including Purchaser) (the “Converted Shares”) shall not be tendered in the Offer but shall instead be converted at the effective time of the Merger (as defined below) into one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation (as defined below).

THE BOARD OF DIRECTORS OF REIS HAS UNANIMOUSLY RECOMMENDED THAT SHAREHOLDERS OF REIS ACCEPT THE OFFER AND TENDER THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.

Also enclosed is a letter to the stockholders of Reis from the Chief Executive Officer of Reis, accompanied by Reis’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The offer price for the Offer is $23.00 per Share net to the holder in cash, without interest and subject to any withholding taxes.

2. The Offer is being made for all outstanding Shares. Each Converted Share shall not be tendered in the Offer but shall instead be converted at the effective time of the Merger into one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 29, 2018 (as it may be amended from time to time, the “Merger Agreement”), by and among Parent, Purchaser and Reis, pursuant to which, following the consummation of the Offer, as promptly as possible and subject to the satisfaction of, or to the extent waivable by Purchaser, waiver by Purchaser of certain conditions, Purchaser will be merged with and into Reis (the “Merger”) without any vote or other action by the shareholders of Reis in accordance with Section 3-106.1 of the General Corporation Law of the State of Maryland, with Reis continuing as the surviving corporation and thereby becoming a wholly-owned subsidiary of Parent as a result of the Merger (the “Surviving Corporation”). At the effective time of the Merger, all then outstanding Shares (other than the Converted Shares) will be converted into the right to receive consideration equal to the Offer Price, without interest, less any applicable withholding taxes.

The Reis board of directors has unanimously: (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”), (ii) determined that it is in the best interests of Reis and its stockholders that Reis enter into the Merger Agreement and consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement, (iii) resolved that the Merger shall be effected under Section 3-106.1 of the MGCL and (iv) resolved to recommend that the stockholders of Reis accept the Offer and tender their Shares to Purchaser pursuant to the Offer. In addition, Lloyd Lynford, the President and Chief Executive of Reis and Jonathan Garfield, the Executive Vice President of Reis, and certain of their respective affiliated trust entities have entered into agreements pursuant to which they have agreed to tender 1,224,412 and 861,357, respectively, of their Shares in the Offer.

4. The Offer and withdrawal rights will expire at 11:59 p.m. Eastern Time on October 12, 2018, unless the Offer is extended by Purchaser or earlier terminated.

5. The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 13 of the Offer to Purchase.

6. Tendering shareholders who are record owners of their Shares and who tender directly to American Stock Transfer & Trust Company, LLC (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Reis, Inc.

a Maryland corporation

at

$23.00 Net Per Share

Pursuant to the Offer to Purchase

Dated September 13, 2018

by

Moody’s Analytics Maryland Corp.

a wholly-owned subsidiary of

Moody’s Corporation

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 13, 2018 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Moody’s Analytics Maryland Corp., a Maryland corporation (“Purchaser”) and a wholly-owned subsidiary of Moody’s Corporation, a Delaware corporation (“Parent”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.02 per share (the “Shares”), of Reis, Inc., a Maryland corporation, at a price of $23.00 per Share, net to the holder in cash, without interest and subject to any withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Each Share owned by any of Reis’s wholly-owned subsidiaries or by Parent or any of its subsidiaries (including Purchaser) shall not be tendered in the Offer but shall instead be converted at the effective time of the Merger into one (1) fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:
Signature(s)

Capacity**:

Please Print Name(s)

Address

(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.